Exhibit 99.1
ELLINGTON RESIDENTIAL MORTGAGE REIT ANNOUNCES
APPOINTMENT OF MARY MCBRIDE TO BOARD OF TRUSTEES
OLD GREENWICH, CONNECTICUT, March 30, 2021—Ellington Residential Mortgage REIT (NYSE: EARN) (the "Company") today announced the appointment of Mary McBride to its Board of Trustees (the "Board"), effective immediately.
"We are excited to have Mary McBride join our Board as an independent Trustee. Mary’s extensive experience in commercial banking and as a director of publicly traded companies should add a valuable perspective to our Board," said Laurence Penn, Chief Executive Officer of EARN.
Ms. McBride added, "I am honored to be named as a Trustee of EARN, and look forward to partnering with the Board and management team to continue to deliver strong shareholder returns."
Ms. McBride was President of CoBank, ACB (“CoBank”), a cooperative bank and member of the Farm Credit System serving vital industries across rural America, from 2013 to 2016. Ms. McBride joined CoBank in 1993 and served as Vice President, Loan Policy & Syndications; Senior Vice President and Manager, Corporate Finance Division; Senior Vice President and Manager, Operations Division; Executive Vice President, Communications and Energy Banking Group; and Chief Operating Officer before being appointed Chief Banking Officer in 2010. Ms. McBride has served as a Director of CatchMark Timber Trust, Inc., a real estate company that invests in timberlands, since February 2018, and as a Director of Intrepid Potash Inc., a diversified minerals company, since May 2020. Before joining CoBank, Ms. McBride was Senior Vice President and Manager, Commercial Lending at First Interstate Bank of Denver, N.A., and prior to that served as Assistant Vice President, Energy & Utilities at First National Bank of Boston. Ms. McBride served on the Biomass Technical Advisory and Research Committee of the U.S. Departments of Energy and Agriculture from 2006 to 2012. She also previously served as Chair of Mile High United Way. Ms. McBride received a Bachelor of Arts in Political Science from Wellesley College, a Master of Science in European Studies from the London School of Economics and a Master of Science in Applied Economics and International Management and Finance from the Sloan School of Management at the Massachusetts Institute of Technology.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. For example, our results can fluctuate from month to month and quarter to quarter depending on a variety of factors, some of which are beyond our control and/or difficult to predict, including, without limitation, changes in interest rates, changes in default rates and prepayment speeds, and other changes in market and economic conditions, including changes resulting from the economic effects related to the COVID-19 pandemic, and associated responses to the pandemic. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A in the Company's Annual Report on Form 10-K filed on March 16, 2021, which can be accessed through the link to our SEC filings under "For Our Shareholders" on our website (www.earnreit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ellington Residential Mortgage REIT
Ellington Residential Mortgage REIT is a mortgage real estate investment trust that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets, with a primary focus on residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise. Ellington Residential Mortgage REIT is externally managed and advised by Ellington Residential Mortgage Management LLC, an affiliate of Ellington Management Group, L.L.C.